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                         LNB Bancorp, Inc.



                       Exhibit to Form 10 - K

             (for the fiscal year ended December 31, 2002)

                     S - K Reference Number (11)


               Statements re: Computation of Per Share Earnings.

       The statements regarding the Computation of Per Share Earnings is incorporated herein by reference to Footnote 2
           "Earnings Per Share" on page 20 of the LNB Bancorp, Inc.
                           2002 Annual Report